Exhibit 99.1

Jack in the Box Inc. to Webcast First Quarter 2009 Earnings Conference Call on Feb. 18

SAN DIEGO--(BUSINESS WIRE)--February 10, 2009--Jack in the Box Inc. (NASDAQ: JACK) will release first quarter 2009 operating results after market close on Tuesday, Feb. 17, 2009, and the company will host a conference call to review the results on Wednesday, Feb. 18, 2009, beginning at 8:30 a.m. PST. The call will be webcast live over the Internet.

To access the live call through the Internet, log on to the Jack in the Box investors page at www.jackinthebox.com/investors at least 15 minutes prior to the call in order to download and install any necessary audio software. A playback of the call will be available through the conference-call link on the Jack in the Box investors page beginning at approximately 10:30 a.m. PST on Feb. 18.

About Jack in the Box Inc.

Jack in the Box Inc. (NASDAQ: JACK), based in San Diego, is a restaurant company that operates and franchises Jack in the Box® restaurants, one of the nation’s largest hamburger chains, with more than 2,100 restaurants in 18 states. Additionally, through a wholly owned subsidiary, the company operates and franchises Qdoba Mexican Grill®, a leader in fast-casual dining, with more than 450 restaurants in 41 states and the District of Columbia. The company also operates a proprietary chain of 61 convenience stores called Quick Stuff®, each built adjacent to a full-size Jack in the Box restaurant and including a major-brand fuel station. The company has announced plans to sell its Quick Stuff brand. For more information, visit www.jackinthebox.com.

CONTACT:
Jack in the Box Inc.
Investors:
Carol DiRaimo, 858-571-2407
or
Media:
Brian Luscomb, 858-571-2291